Exhibit 99.1

UNDER ARMOUR REPORTS
SECOND QUARTER FISCAL 2027 RESULTS

BALTIMORE, Nov. 6, 2026 – Under Armour, Inc. (NYSE: UAA, UA) today announced unaudited financial results for the second quarter of fiscal 2027, which ended September 30, 2026. Results are reported in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). References to "constant currency" and "adjusted" results are non-GAAP financial measures; reconciliations are provided below.
“We delivered against our revenue expectation and exceeded our operating income outlook,” said Kevin Plank, Under Armour President and CEO. “As we progress in this transformation, we are driving greater efficiency across our business, sharpening our product offering, and amplifying global marketing to strengthen our brand and improve financial performance.”
Second Quarter Fiscal 2027 Review
•Revenue decreased 7 percent to $1.2 billion.
–North America revenue declined 7 percent to $737 million, while international revenue decreased 7 percent to $509 million (down 9 percent constant currency). Within international markets, EMEA revenue decreased 9 percent (down 8 percent constant currency), Asia-Pacific decreased 9 percent (down 12 percent constant currency), and Latin America increased 3 percent (down 4 percent constant currency).
–Wholesale revenue decreased 6 percent to $725 million and direct-to-consumer (DTC) revenue decreased 8 percent to $494 million. Within DTC, owned-and-operated store revenue declined 7 percent, and eCommerce revenue decreased 12 percent, representing 27 percent of total DTC revenue for the quarter.
–By category, apparel revenue decreased 6 percent to $880 million, footwear revenue declined 11 percent to $234 million, and accessories revenue decreased 7 percent to $105 million.
•Gross margin decreased 30 basis points to 47.0 percent, primarily due to unfavorable foreign currency, channel and regional mix, and pricing. This was partially offset by supply chain benefits and favorable product mix.
•Selling, general and administrative (SG&A) expenses decreased 4 percent to $557 million, primarily due to lower marketing expenses and disciplined cost management across other areas of the business. Excluding transformation expenses and the reversal of certain previously accrued litigation reserve expense, adjusted SG&A decreased 3 percent to $559 million.
•Restructuring charges totaled $11 million.
•Operating income was $15 million. Excluding transformation expenses, restructuring charges, and the reversal of certain previously accrued litigation reserve expense, adjusted operating income was $25 million.
•Net loss was $0.4 million. Adjusted net loss was $2 million.
•Diluted loss per share and adjusted diluted loss per share were $0.00.
•Inventory increased 4 percent to $1.1 billion.
•Liquidity: Cash and cash equivalents totaled $285 million at quarter-end, and $190 million of borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Fiscal 2025 Restructuring Plan
In the second quarter, the company recorded $11 million in restructuring charges and $2 million in transformation-related SG&A expenses, for a total of $13 million under its Fiscal 2025 Restructuring Plan. To date, the company has incurred $280 million in total restructuring and transformation costs, including $121 million in cash and $159 million in non-cash charges. Total program costs under the plan are anticipated to be approximately $305 million. The company expects the plan to be substantially complete by December 31, 2026.
Updated Fiscal 2027 Outlook
The company has updated its fiscal 2027 outlook to reflect additional external cost pressures and planned inventory actions. Compared with fiscal 2026, key highlights include:
•Revenue is still expected to decline at a mid-single-digit percentage rate.
•Gross Margin is now expected to increase 170 to 220 basis points versus the prior expectation of a 220 to 270 basis point improvement due largely to higher fuel and freight costs, impacts of planned inventory management actions, and foreign exchange headwinds. Approximately 150 basis points of the improvement versus the prior year is due to the recovery of IEEPA-related tariff costs expensed in fiscal 2026 realized in the first quarter of fiscal 2027. Excluding this benefit, the company continues to expect gross margin expansion driven by pricing actions, lower discounting, and a more favorable channel and product mix, partially offset by increased supply chain headwinds related to the ongoing conflict in the Middle East and unfavorable foreign exchange impacts.
•SG&A expense, including transformation expenses related to the Fiscal 2025 Restructuring Plan and the benefit from the reversal of certain previously accrued litigation reserve expense, is still expected to decrease at a high-single-digit rate. Excluding transformation expenses and the reversal of the litigation reserve accrual, adjusted SG&A is still expected to decrease at a low-single-digit rate, reflecting actions to align operating expenses with the current demand environment while continuing to prioritize the company's highest-return strategic investments.
•Operating Income is now expected to be in the range of $99 million to $119 million versus the prior expectation of $96 million to $116 million. Excluding expected transformation expenses and restructuring charges and the benefit from the reversal of certain previously accrued litigation reserve expense, adjusted operating income is still expected to be in the $140 million to $160 million range. This outlook includes an approximate $70 million benefit from the realization of refunds from prior-year IEEPA tariff expenses, partially offset by larger than anticipated headwinds related to the ongoing conflict in the Middle East of approximately $45 million (prior $35 million).
•Diluted loss/earnings per share is now expected to range from a loss of $0.02 to earnings of $0.02 versus the prior expectation of a loss of $0.01 to $0.05 per share. Excluding anticipated transformation expenses and restructuring charges and the benefit from the reversal of certain previously accrued litigation reserve, adjusted diluted earnings per share is still expected to be $0.08 to $0.12.

Conference Call and Webcast
Under Armour will hold its second-quarter fiscal 2027 conference call today at approximately 8:30 a.m. Eastern Time. The call will stream live at https://about.underarmour.com/investor-relations/financials and will be available for replay approximately three hours after the live event.

Non-GAAP Financial Information
This press release discusses “constant currency” and "adjusted" results, as well as the company’s "adjusted" forward-looking estimates for the fiscal year ending March 31, 2027. Management believes this information is useful to investors seeking to compare the company’s operating results across periods because it provides additional perspective on underlying performance by excluding these impacts. Constant currency financial data removes the effects of fluctuations in foreign currency exchange rates. Adjusted financial measures exclude the effects of the company’s litigation reserve expense and related insurance recoveries, and reversal of previously accrued litigation reserves; charges associated with the Fiscal 2025 Restructuring Plan and related tax effects; and the valuation allowance against its U.S. federal deferred tax assets. Management believes that these adjustments are not essential to the company’s core operations. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the supplemental financial information accompanying this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation and should be considered alongside the company's reported results prepared in accordance with GAAP. The company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.
About Under Armour, Inc.
Under Armour, Inc., based in Baltimore, Maryland, is a global performance brand committed to empowering athletes everywhere. Since 1996, the company has advanced how athletes train, compete, and recover through innovative apparel, footwear, and accessories. In partnership with elite athletes and game changers, Under Armour is shaping the future of sport and inspiring those who strive for more. Learn more at http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, including statements regarding our future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), share repurchase program, expectations related to promotional activities, freight and product costs, foreign currency effects, the impact of global economic conditions (including changes in trade policy and inflation), liquidity and use of capital resources, expectations related to tariffs, the development and introduction of new products, the expectations regarding marketing strategies, benefits from investments, and the impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts, public health events, and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices, or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative products and engage our consumers; our ability to accurately forecast consumer shopping and preferences and consumer demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President, Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2026	% of Net Revenues	2025	% of Net Revenues	2026	% of Net Revenues	2025	% of Net Revenues
Net revenues	$1,241,743	100.0%	$1,333,380	100.0%	$2,339,670	100.0%	$2,467,448	100.0%
Cost of goods sold	658,150	53.0%	702,796	52.7%	1,162,245	49.7%	1,290,368	52.3%
Gross profit	583,593	47.0%	630,584	47.3%	1,177,425	50.3%	1,177,080	47.7%
Selling, general and administrative expenses	557,443	44.9%	581,632	43.6%	1,100,528	47.0%	1,111,977	45.1%
Restructuring charges	11,359	0.9%	31,906	2.4%	15,367	0.7%	44,734	1.8%
Income (loss) from operations	14,791	1.2%	17,046	1.3%	61,530	2.6%	20,369	0.8%
Interest income (expense), net	(8,284)	(0.7)%	(8,605)	(0.6)%	(18,929)	(0.8)%	(12,656)	(0.5)%
Other income (expense), net	(8,913)	(0.7)%	(942)	(0.1)%	(15,926)	(0.7)%	(5,637)	(0.2)%
Income (loss) before income taxes	(2,406)	(0.2)%	7,499	0.6%	26,675	1.1%	2,076	0.1%
Income tax expense (benefit)	(2,372)	(0.2)%	25,940	1.9%	25,942	1.1%	23,282	0.9%
Income (loss) from equity method investments	(391)	—%	(373)	—%	(613)	—%	(220)	—%
Net income (loss)	$(425)	—%	$(18,814)	(1.4)%	$120	—%	$(21,426)	(0.9)%

Basic net income (loss) per share of Class A, B and C common stock	$0.00		$(0.04)		$0.00		$(0.05)
Diluted net income (loss) per share of Class A, B and C common stock	$0.00		$(0.04)		$0.00		$(0.05)
Weighted average common shares outstanding Class A, B and C common stock
Basic	429,679		428,350		428,729		427,736
Diluted	429,679		428,350		432,873		427,736

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
North America	$737,224	$791,502	(6.9)%	$1,347,001	$1,461,821	(7.9)%
EMEA	290,583	317,679	(8.5)%	569,263	566,286	0.5%
Asia-Pacific	163,484	179,175	(8.8)%	316,070	342,561	(7.7)%
Latin America	55,420	53,814	3.0%	114,174	108,389	5.3%
Corporate Other (1)	(4,968)	(8,790)	NM	(6,838)	(11,609)	NM
Total net revenues	$1,241,743	$1,333,380	(6.9)%	$2,339,670	$2,467,448	(5.2)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Wholesale	$724,991	$775,050	(6.5)%	$1,363,459	$1,424,100	(4.3)%
Direct-to-consumer	493,928	538,136	(8.2)%	930,451	1,001,611	(7.1)%
Net sales	1,218,919	1,313,186	(7.2)%	2,293,910	2,425,711	(5.4)%
License revenues	27,792	28,984	(4.1)%	52,598	53,346	(1.4)%
Corporate Other (1)	(4,968)	(8,790)	NM	(6,838)	(11,609)	NM
Total net revenues	$1,241,743	$1,333,380	(6.9)%	$2,339,670	$2,467,448	(5.2)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Apparel	$880,038	$936,483	(6.0)%	$1,614,073	$1,683,075	(4.1)%
Footwear	233,985	263,626	(11.2)%	479,247	529,481	(9.5)%
Accessories	104,896	113,077	(7.2)%	200,590	213,155	(5.9)%
Net sales	1,218,919	1,313,186	(7.2)%	2,293,910	2,425,711	(5.4)%
Licensing revenues	27,792	28,984	(4.1)%	52,598	53,346	(1.4)%
Corporate Other (1)	(4,968)	(8,790)	NM	(6,838)	(11,609)	NM
Total net revenues	$1,241,743	$1,333,380	(6.9)%	$2,339,670	$2,467,448	(5.2)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. The percentage change for Corporate Other is not presented as it is not a meaningful metric (NM).

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended September 30,				Six Months Ended September 30,
	2026	% of Net Revenues(1)	2025	% of Net Revenues(1)	2026	% of Net Revenues(1)	2025	% of Net Revenues(1)
North America	$131,781	17.9%	$137,956	17.4%	$302,722	22.5%	$259,393	17.7%
EMEA	39,407	13.6%	52,601	16.6%	67,583	11.9%	92,244	16.3%
Asia-Pacific	17,007	10.4%	28,075	15.7%	29,533	9.3%	42,778	12.5%
Latin America	10,100	18.2%	4,596	8.5%	19,064	16.7%	11,202	10.3%
Corporate Other (2)	(183,504)	NM	(206,182)	NM	(357,372)	NM	(385,248)	NM
Income (loss) from operations	$14,791	1.2%	$17,046	1.3%	$61,530	2.6%	$20,369	0.8%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30, 2026	March 31, 2026
Assets
Current assets
Cash and cash equivalents	$284,550	$309,168
Accounts receivable, net	658,068	681,861
Inventories	1,075,939	914,751
Restricted investments	—	605,396
Prepaid expenses and other current assets, net	225,294	207,507
Total current assets	2,243,851	2,718,683
Property and equipment, net	567,154	598,953
Operating lease right-of-use assets	467,205	429,622
Goodwill	493,958	492,768
Intangible assets, net	4,444	4,471
Deferred income taxes	51,217	52,282
Other long-term assets	113,738	118,915
Total assets	$3,941,567	$4,415,694
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$—	$599,835
Accounts payable	535,869	420,077
Accrued expenses	275,569	331,391
Customer refund liabilities	129,652	126,097
Operating lease liabilities	155,979	153,050
Other current liabilities	56,278	46,336
Total current liabilities	1,153,347	1,676,786
Long-term debt, net of current maturities	580,409	590,609
Operating lease liabilities, non-current	617,244	596,139
Other long-term liabilities	139,162	137,800
Total liabilities	2,490,162	3,001,334
Total stockholders’ equity	1,451,405	1,414,360
Total liabilities and stockholders’ equity	$3,941,567	$4,415,694

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$120	$(21,426)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	49,832	56,245
Unrealized foreign currency exchange rate (gain) loss	2,990	4,178
Loss on disposal of property and equipment	479	3,932
Non-cash restructuring and impairment charges (recoveries)	7,073	29,052
Amortization of bond premium and debt issuance costs	1,318	1,330
Stock-based compensation	22,469	25,013
Deferred income taxes	625	(20,456)
Changes in reserves and allowances	12,268	(1,794)
Changes in operating assets and liabilities:
Accounts receivable	21,761	(15,240)
Inventories	(168,034)	(86,416)
Prepaid expenses and other current assets	(14,259)	(25,524)
Other long-term assets	(38,655)	(20,783)
Accounts payable	108,880	58,045
Accrued expenses and other liabilities	(1,348)	(29,414)
Customer refund liabilities	3,756	(10,862)
Income taxes payable and receivable	10,790	33,142
Net cash provided by (used in) operating activities	20,065	(20,978)
Cash flows from investing activities
Purchases of property and equipment	(27,233)	(55,851)
Purchase of restricted investment	—	(601,235)
Proceeds from restricted investment to settle satisfied and discharged debt	600,000	—
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	—	(500)
Net cash provided by (used in) investing activities	572,767	(657,586)
Cash flows from financing activities
Common stock repurchased	—	(25,000)
Proceeds from long-term debt and revolving credit facility	200,000	600,000
Repayment of long-term debt and revolving credit facility	(210,000)	—
Settlement of satisfied and discharged debt	(600,000)	—
Employee taxes paid for shares withheld for income taxes	(8,138)	(7,736)
Excise tax paid on repurchases of common stock	—	(743)
Proceeds from exercise of stock options and other stock issuances	868	1,174
Payments of debt financing costs	(1,294)	(7,233)
Net cash provided by (used in) financing activities	(618,564)	560,462
Effect of exchange rate changes on cash, cash equivalents and restricted cash	589	2,822
Net increase (decrease) in cash, cash equivalents and restricted cash	(25,143)	(115,280)
Cash, cash equivalents and restricted cash - Beginning of period	312,061	515,051
Cash, cash equivalents and restricted cash - End of period	$286,918	$399,771

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to constant currency net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CONSTANT CURRENCY NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended September 30, 2026	Six Months Ended September 30, 2026
Total Net Revenue
Net revenue growth (decline) - GAAP	(6.9)%	(5.2)%
Foreign exchange impact	(0.4)%	(0.8)%
Constant currency net revenue growth (decline) - Non-GAAP	(7.3)%	(6.0)%

North America
Net revenue growth (decline) - GAAP	(6.9)%	(7.9)%
Foreign exchange impact	0.3%	0.1%
Constant currency net revenue growth (decline) - Non-GAAP	(6.6)%	(7.8)%

EMEA
Net revenue growth (decline) - GAAP	(8.5)%	0.5%
Foreign exchange impact	0.5%	(0.5)%
Constant currency net revenue growth (decline) - Non-GAAP	(8.0)%	0.0%

Asia-Pacific
Net revenue growth (decline) - GAAP	(8.8)%	(7.7)%
Foreign exchange impact	(2.8)%	(2.9)%
Constant currency net revenue growth (decline) - Non-GAAP	(11.6)%	(10.6)%

Latin America
Net revenue growth (decline) - GAAP	3.0%	5.3%
Foreign exchange impact	(6.5)%	(6.7)%
Constant currency net revenue growth (decline) - Non-GAAP	(3.5)%	(1.4)%

Total International
Net revenue growth (decline) - GAAP	(7.5)%	(1.7)%
Foreign exchange impact	(1.3)%	(2.0)%
Constant currency net revenue growth (decline) - Non-GAAP	(8.8)%	(3.7)%

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statements of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP selling, general and administrative expenses	$557,443	$581,632	$1,100,528	$1,111,977
Add: impact of restructuring-related transformation expenses	(2,012)	(4,445)	(3,655)	(12,704)
Add: impact of litigation reserve	3,221	—	3,221	—
Adjusted selling, general and administrative expenses	$558,652	$577,187	$1,100,094	$1,099,274

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP income (loss) from operations	$14,791	$17,046	$61,530	$20,369
Add: impact of restructuring charges	11,359	31,906	15,367	44,734
Add: impact of restructuring-related transformation expenses	2,012	4,445	3,655	12,704
Add: impact of litigation reserve	(3,221)	—	(3,221)	—
Adjusted income (loss) from operations	$24,941	$53,397	$77,331	$77,806

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$(425)	$(18,814)	$120	$(21,426)
Add: impact of restructuring charges	11,359	31,906	15,367	44,734
Add: impact of restructuring-related transformation expenses	2,012	4,445	3,655	12,704
Add: impact of litigation reserve	(3,221)	—	(3,221)	—
Add: impact of provision for income taxes	(11,777)	(2,250)	3,020	(12,157)
Non-GAAP net income (loss)	$(2,052)	$15,287	$18,941	$23,854

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The table below presents the reconciliation of the company's condensed consolidated statements of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP diluted net income (loss) per share	$0.00	$(0.04)	$0.00	$(0.05)
Add: impact of restructuring charges	0.03	0.07	0.03	0.10
Add: impact of restructuring-related transformation expenses	0.01	0.01	0.01	0.03
Add: impact of litigation reserve	(0.01)	0.00	(0.01)	0.00
Add: impact of provision for income taxes	(0.03)	0.00	0.01	(0.02)
Adjusted diluted net income (loss) per share	$0.00	$0.04	$0.04	$0.06

UNDER ARMOUR, INC.
OUTLOOK FOR THE THREE MONTHS ENDING DECEMBER 31, 2026
AND YEAR ENDING MARCH 31, 2027
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's outlook for the third quarter and full year fiscal 2027, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ending December 31, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP income (loss) from operations	$(30)	$(20)	$99	$119
Add: impact of charges under the Fiscal 2025 Restructuring Plan	25	25	44	44
Add: impact of litigation reserve	—	—	(3)	(3)
Adjusted income (loss) from operations	$(5)	$5	$140	$160

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ending December 31, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP diluted net income (loss) per share	$(0.03)	$(0.01)	$(0.02)	$0.02
Add: impact of charges under the Fiscal 2025 Restructuring Plan	0.06	0.06	0.10	0.10
Add: impact of litigation reserve	—	—	(0.01)	(0.01)
Add: impact of provision for income taxes	(0.06)	(0.06)	0.01	0.01
Adjusted diluted net income (loss) per share	$(0.03)	$(0.01)	$0.08	$0.12

UNDER ARMOUR, INC.
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30, 2026	September 30, 2025
Factory House	184	180
Brand House	12	16
North America total doors	196	196

Factory House	189	185
Brand House	53	66
International total doors	242	251

Factory House	373	365
Brand House	65	82
Total doors	438	447